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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


      Date of Report  (Date of earliest event reported):    July 16, 1996



                                 METROCALL, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-21924                  54-1215634
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation)                                          Identification No.)


                6677 Richmond Highway, Alexandria, Virginia  22306
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                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (703) 660-6677


                                 Not Applicable
                        -----------------------------
         (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITIONS OR DISPOSITIONS OF ASSETS

Parkway Paging, Inc.

         On July 16, 1996, Metrocall, Inc. ("Metrocall" or the "Company") completed a transaction pursuant to which the Company acquired substantially all of the assets of Parkway Paging, Inc. ("Parkway") for approximately $28.0 million, including $22.7 million cash and the assumption of substantially all Parkway's liabilities of $5.3 million. The acquisition of Parkway adds approximately 140,000 subscribers to Metrocall's customer base. These customers and the related infrastructure are located throughout the State of Texas, primarily concentrated in the Dallas/Ft. Worth market. The transaction will be accounted for as a purchase for financial reporting purposes.

         In connection with the acquisition, the Company refinanced approximately $5.2 million of indebtedness assumed in the Parkway transaction under its existing credit facility.

         Parkway operates multi-regional paging and wireless messaging networks in the United States, primarily in the State of Texas. The primary assets of Parkway include transmission equipment, subscriber paging units and licenses issued by the Federal Communications Commission.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

         Required financial statements and pro forma financial information have been omitted here. All financial statements and pro forma financial information required will be filed in an amendment to this Current Report on Form 8-K within 75 days of the closing of the transaction discussed in Item 2 above.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.




                                        METROCALL, INC.



                                        /s/  Vincent D. Kelly
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                                        Vincent D. Kelly
                                        Chief Financial Officer, Treasurer
                                        and Vice President

Date:  July 31, 1996





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